Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in the registration statement (Form S-1/A No. 333-163957) and related prospectus dated July 16, 2010 and inclusion of our report in such registration statement and related prospectus, dated July 14, 2010, with respect to the financial statements of SurgiVision, Inc.

/s/ Cherry, Bekaert & Holland, L.L.P.

Tampa, Florida

July 16, 2010